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                                  EXHIBIT 11.1
                         YES! ENTERTAINMENT CORPORATION
             STATEMENT REGARDING COMPUTATION OF NET LOSS PER SHARE

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
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                                                     THREE MONTHS ENDED JUNE 30,        SIX MONTHS ENDED JUNE 30,
                                                    ---------------------------        --------------------------
                                                        1997            1996               1997          1996
                                                    ---------------------------        --------------------------
Net loss                                            $ (2,365)         $(1,214)          $ (5,548)      $(2,106)
                                                                      =======                          =======
Non-cash dividends and discount on preferred stock    (1,049)                           $ (2,600)
                                                    --------                            --------
Net loss applicable to common stockholders          $ (3,414)                           $ (8,148)
                                                    ========                            ========

Computation of weighted average common
  and common equivalent shares outstanding:

    Weighted average common shares outstanding        14,237           13,995             14,140        13,761
                                                    --------          -------            -------       -------

Shares used in computing net loss per share           14,237            13,995            14,140        13,761
                                                    ========          ========           =======       =======
Net loss per share applicable to common
 stockholders                                         $(0.24)                            $ (0.58)
                                                     =======                              ======
Net loss per share                                                     $ (0.09)                        $ (0.15)
                                                                       =======                          ======
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